EQUITABLE ACCUMULATOR IRA ([TRADITIONAL] [ROTH])

PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CERTIFICATE.
------

INVESTMENT OPTIONS                                 ALLOCATION (SEE SECTION 3.01)
------------------                                 -----------------------------
o  Alliance Conservative Investors Fund
o  Alliance Growth Investors Fund
o  Alliance Growth & Income Fund
o  Alliance Common Stock Fund
o  Alliance Global Fund
o  Alliance International Fund
o  Alliance Aggressive Stock Fund
o  Alliance Small Cap Growth Fund
o  Alliance Money Market Fund                                 $2,500.00
o  Alliance Intermediate Government Securities Fund
o  Alliance High Yield Fund
o  Alliance Equity Index Fund*
o  BT Equity 500 Index Fund
o  BT Small Company Index Fund
o  BT International Equity Index Fund
o  EQ/Evergreen Fund
o  EQ/Evergreen Foundation Fund
o  EQ/Putnam Balanced Fund
o  EQ/Putnam Growth & Income Value Fund
o  MFS Emerging Growth Companies Fund
o  MFS Growth with Income Fund
o  MFS Research Fund                                          $2,500.00
o  Merrill Lynch Basic Value Equity Fund
o  Merrill Lynch World Strategy Fund                          $2,500.00
o  Morgan Stanley Emerging Markets Equity Fund
o  T. Rowe Price Equity Income Fund
o  T. Rowe Price International Stock Fund
o  Warburg Pincus Small Company Value Fund                    $2,500.00
o  GUARANTEE PERIODS (CLASS I)
    EXPIRATION DATE AND GUARANTEED RATE
    February 15, 2000
    February 15, 2001
    February 15, 2002
    February 15, 2003
    February 15, 2004
    February 15, 2005
    February 15, 2006
    February 15, 2007
    February 15, 2008
    February 15, 2009
    **February 15, 2010
    **February 15, 2011
    **February 15, 2012
    **February 15, 2013
    **February 15, 2014
                                                   --------------------
                                                   TOTAL:    $10,000.00

* Only available under APO Plus.
**Only available under the Assured Payment Option and APO Plus.


No. 94ICA/B                                     Data page 1               (1/99)

                                EQUITABLE ACCUMULATOR IRA ([TRADITIONAL] [ROTH])

NO WITHDRAWAL CHARGES WILL APPLY IN THESE EVENTS:

1. the Annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration;

2. you give us proof that the Annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician);

3. the Annuitant has been confined to nursing home for more than 90 days as verified by a licensed physician. A nursing home for this purpose means one which is (i) approved by Medicare as a provider of skilled nursing care service, or (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U. S. Virgin Islands, or Guam) and meets all the following:

    o its main function is to provide skilled, intermediate or custodial nursing care;

    o it provides continuous room and board to three or more persons;

    o it is supervised by a registered nurse or practical nurse;

    o it keeps daily medical records of each patient;

    o it controls and records all medications dispensed; and

    o its primary service is other than to provide housing for residents.

The withdrawal charge will apply with respect to a Contribution if the condition as described above existed at the time the Contribution was remitted or if the condition began with the 12 month period following remittance.


No. 94ICA/B                                     Data page 2               (1/99)

                                               EQUITABLE ACCUMULATOR NQ, QP, TSA


PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CERTIFICATE.
------

INVESTMENT OPTIONS                                 ALLOCATION (SEE SECTION 3.01)
------------------                                 -----------------------------
o   Alliance Conservative Investors Fund
o   Alliance Growth Investors Fund
o   Alliance Growth & Income Fund
o   Alliance Common Stock Fund
o   Alliance Global Fund
o   Alliance International Fund
o   Alliance Aggressive Stock Fund
o   Alliance Small Cap Growth Fund
o   Alliance Money Market Fund                                 $2,500.00
o   Alliance Intermediate Government Securities Fund
o   Alliance High Yield Fund
o   BT Equity 500 Index Fund
o   BT Small Company Index Fund
o   BT International Equity Index Fund
o   EQ/Evergreen Fund
o   EQ/Evergreen Foundation Fund
o   EQ/Putnam Balanced Fund
o   EQ/Putnam Growth & Income Value Fund
o   MFS Emerging Growth Companies Fund
o   MFS Growth with Income Fund
o   MFS Research Fund                                          $2,500.00
o   Merrill Lynch Basic Value Equity Fund
o   Merrill Lynch World Strategy Fund                          $2,500.00
o   Morgan Stanley Emerging Markets Equity Fund
o   T. Rowe Price Equity Income Fund
o   T. Rowe Price International Stock Fund
o   Warburg Pincus Small Company Value Fund                    $2,500.00
o   GUARANTEE PERIODS (CLASS I)
       EXPIRATION DATE AND GUARANTEED RATE
       February 15, 2000
       February 15, 2001
       February 15, 2002
       February 15, 2003
       February 15, 2004
       February 15, 2005
       February 15, 2006
       February 15, 2007
       February 15, 2008
       February 15, 2009
                                                  ----------------------
                                                  TOTAL:      $10,000.00


No. 94ICA/B                                     Data page 1               (1/99)

                                               EQUITABLE ACCUMULATOR NQ, QP, TSA


NO WITHDRAWAL CHARGES WILL APPLY IN THESE EVENTS:

1. the Annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration;

2. you give us proof that the Annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician);

3. the Annuitant has been confined to nursing home for more than 90 days as verified by a licensed physician. A nursing home for this purpose means one which is (i) approved by Medicare as a provider of skilled nursing care service, or (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U. S. Virgin Islands, or Guam) and meets all the following:

     o its main function is to provide skilled, intermediate or custodial nursing care;

     o  it provides continuous room and board to three or more persons;

     o  it is supervised by a registered nurse or practical nurse;

     o  it keeps daily medical records of each patient;

     o  it controls and records all medications dispensed; and

     o  its primary service is other than to provide housing for residents.

The withdrawal charge will apply with respect to a Contribution if the condition as described above existed at the time the Contribution was remitted or if the condition began with the 12 month period following remittance.


No. 94ICA/B                                     Data page 2               (1/99)